Exhibit 21

SUBSIDIARIES OF ANALOG DEVICES, INC.
As of October 29, 2022

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
9164-4187 Quebec Inc (dba "Amadis")	Canada
Acuitas Silicon Limited	Ireland
Ad Cooperative LLC	DE
Analog Devices (China) Co. Ltd.	China
Analog Devices (China) Holdings Co., Ltd.	China
Analog Devices (Finland) OY	Finland
Analog Devices (Hangzhou) Co., Ltd.	China
Analog Devices (Phils.) Inc.	Philippines
Analog Devices A.B.	Sweden
Analog Devices A/S	Denmark
Analog Devices Atlantic Unlimited Company	Ireland
Analog Devices Australia Pty. Ltd.	Australia
Analog Devices Canada, Ltd.	Canada
Analog Devices Cooperatief U.A.	Netherlands
Analog Devices Federal LLC	DE
Analog Devices Gen. Trias, Inc.	Philippines
Analog Devices Holdings, B.V.	Netherlands
Analog Devices India Private Limited	India
Analog Devices International Unlimited Company	Ireland
Analog Devices International, LLC	MA
Analog Devices Israel, Ltd.	Israel
Analog Devices Korea, Ltd.	Korea, Republic Of
ANALOG DEVICES LIMERICK UNLIMITED COMPANY	Ireland
Analog Devices Limited	United Kingdom
Analog Devices Limited Egypt LLC	Egypt
Analog Devices LLC	DE
Analog Devices Mexico , S. de R.L. de C.V.	Mexico
Analog Devices Microelectronics	Egypt
Analog Devices Mikroelektronik Sanayi Ve Ticaret Ltd.	Turkey
Analog Devices Nederland, B.V.	Netherlands
Analog Devices Norway AS	Norway
Analog Devices Pty. Ltd.	Australia
Analog Devices Realty Holdings, Inc.	Philippines
Analog Devices Romania S.R.L.	Romania
Analog Devices S.L.U.	Spain

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Analog Devices Sdn Bhd	Malaysia
Analog Devices SP. Z o.o.	Poland
Analog Devices Srl	Italy
Analog Devices Taiwan Ltd	Taiwan, Province Of China
Analog Devices, GmbH	Austria
Analog Devices, GmbH	Germany
Analog Devices, Inc.	MA
Analog Devices, K.K.	Japan
Analog Devices, SAS	France
Bedrock Automation Platforms, Inc.	DE
Calvatec Limited	United Kingdom
Cambridge Analog Technologies, Inc.	DE
Electric Motors Test, S.L.	Spain
Hittite Microwave Holding LLC	DE
Hittite Microwave LLC	DE
Hittite Microwave SARL	France
HMC Netherlands, C.V.	Netherlands
Icron Technologies Corporation	Canada
Innova Card	France
Innovasic, Inc.	DE
L&L Engineering, LLC	NH
Linear Technology (Israel) Ltd.	Israel
Linear Technology Corporation Limited	Hong Kong
Linear Technology GK	Japan
Linear Technology Holding LLC	DE
Linear Technology KK	Japan
Linear Technology PTE Ltd	Singapore
Linear Technology S.A.R.L.	France
Linear Technology Semiconductor India Private Limited	India
Linear Technology Taiwan Corporation	Taiwan, Province Of China
Maxim (I.P.) Enterprise Solutions Corporation	Philippines
Maxim Dallas (Shanghai) Semiconductor Trading Co. Ltd.	China
Maxim France SARL	France
Maxim Gesellschaft fur elektronische integrierte Bausteine GmbH	Germany
Maxim India Integrated Circuit Design Private Limited	India
Maxim Integrated Acquisition GmbH	Germany
Maxim Integrated GmbH	Austria
Maxim Integrated Products (Thailand) Co., Ltd.	Thailand

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Maxim Integrated Products Asia Limited	Hong Kong
Maxim Integrated Products GmbH (Austria)	Austria
Maxim Integrated Products GmbH (Germany)	Germany
Maxim Integrated Products India Sales Private Limited	India
Maxim Integrated Products International Limited	Ireland
Maxim Integrated Products International Sales Ireland Ltd, Filial Sweden	Sweden
Maxim Integrated Products International Sales Japan GK	Japan
Maxim Integrated Products International Sales Limited	Ireland
Maxim Integrated Products International Sales Limited Türkiye Istanbul rtibat Bürosu	Turkey
Maxim Integrated Products Korea Inc.	Korea, Republic Of
Maxim Integrated Products UK Limited	United Kingdom
Maxim Integrated Products, Inc.	DE
Maxim International Holding Inc.	DE
Maxim Island Holdings Corporation	Canada
Maxim Japan Co., Ltd	Japan
Maxim Mikroelektronik Tasarim ve Gelistirme Ltd. Sti	Turkey
Maxim Phil. Holding Corporation	Philippines
Maxim Phil. Land, Corporation	Philippines
Maxim Phil. Operating Corporation	Philippines
Maxim Semiconductor Corporation (Taiwan)	DE
Mobilygen Corporation	CA
Multigig, Inc.	DE
MXIM Circuits Design Shanghai Limited	China
OneTree MicroDevices, Inc.	DE
Otosense Inc.	DE
Phyworks Limited	United Kingdom
Scintera Networks LLC	DE
Security Bank Corp. (trustee of Maxim EE Retirement Plan)	Philippines
Semiconductor Topco Corp.	DE
TagArray, Inc.	DE
Teridian Semiconductor Corporation	CA
Teridian Semiconductor Intermediate Holding Corp.	DE
Trinamic Motion Control GmbH & Co. KG	Germany
Trinamic OÜ	Estonia
Trinamic Verwaltungsgesellschaft mbH ("Trinamic GmbH")	Germany
Volterra Asia Pte. Ltd.	Singapore
Volterra Semiconductor LLC	DE